UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2006


                         KINGS ROAD ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of Incorporation or organization)

     0-14234                                             95-3587522
(Commission File Number)                    (I.R.S. Employer Identification No.)

447 B Doheny Drive, Beverly Hills, California              90210
  (Address of principal executive offices)               (Zip Code)

                                  310-278 9975
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

___ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Ace (17 CFR 240.13e-4(c))


                                     Page 1
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Item 1.01. Entry into a Material Definitive Agreement.

     On August 21, 2006, the Company entered into Indemnification Agreements with H. Martin DeFrank and Geraldine Blecker as executive officers and directors of the Company and with Philip M. Holmes as a non-executive outside director of the Company. Under the terms of the Indemnification Agreements, the Company contractually agreed to indemnify Mr. DeFrank, Ms. Blecker and Mr. Holmes during their services as directors and officers of the Company and following any termination of such service.

     A copy of each of the Indemnification Agreements entered into with Mr. DeFrank, Ms. Blecker and Mr. Holmes are attached hereto and incorporated herein by this reference as Exhibits 99.1, 99.2 and 99.3.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        Registrant

                                        Kings Road Entertainment, Inc.


Dated: August 30, 2006                  /s/ Geraldine Blecker
                                        _________________________________
                                        By:  Geraldine Blecker
                                        Its:  Chief Executive Officer

INDEX TO EXHIBITS


Exhibit Number          Exhibit

99.1                    Indemnification Agreement with H. Martin DeFrank dated
                        August 21, 2003

99.2                    Indemnification Agreement with Geraldine Blecker dated
                        August 21, 2006

99.3                    Indemnification Agreement with Philip Holmes dated
                        August 21, 2006